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                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the WCG Investment Plan of Williams Communications Group, Inc. of our report dated February 28, 2001, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                    Ernst & Young LLP

Tulsa, Oklahoma
April 5, 2001